SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Darling International Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-2495346

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

251 O’Connor Ridge Blvd., Suite 300
Irving, Texas 75038

(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   /  X  /

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  /       /

Securities Act registration statement file number to which this form relates:	N/A
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:	None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the common stock, par value $0.01 per share (“Common Stock”), of Darling International Inc., a company established under the laws of the State of Delaware (the “Company”).

The description of the Common Stock under the heading “Description of Darling Capital Stock” in the Registration Statement on Form S-4, as amended (Registration Statement No. 333-131484), as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on February 2, 2006 (the “Registration Statement”), is hereby incorporated by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 16, 2007	DARLING INTERNATIONAL INC.

By:           /s/   John F. Sterling
Name:         John F. Sterling
Title:           Executive Vice President and
    General Counsel